UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

DELANCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (856) 461-0611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2018, Delanco Bancorp, Inc. (the “Company”) completed its previously announced merger with First Bank (“First Bank”), a New Jersey chartered commercial bank, pursuant to the Agreement and Plan of Reorganization, dated as of October 18, 2017 (the “Merger Agreement”), as amended March 12, 2018, by and between First Bank and the Company, pursuant to which the Company merged with and into FB Merger Corp. (“Merger Sub”), a wholly owned subsidiary of First Bank, with Merger Sub continuing as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (except for the Canceled Shares (as such term is defined the Merger Agreement)) was converted into the right to receive 1.11 shares of the common stock, par value $5.00 per share, of First Bank (the “Merger Consideration”). Also at the Effective Time, each option to purchase Company Common Stock was converted into the right to receive an amount equal to $15.94 less the option exercise price, if such amount was greater than zero.

Simultaneously with the consummation of the Merger, Delanco Federal Savings Bank (“Delanco Bank”), a wholly owned subsidiary of the Company, merged with and into First Bank, with First Bank surviving such merger. In addition, First Bank as sole shareholder of Merger Sub dissolved Merger Sub.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 24, 2017, and to Amendment No. 1 to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 12, 2018, each of which are incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Merger and requested that trading in the Company Common Stock be suspended and that the Company Common Stock be withdrawn from quotation on the OTC Bulletin Board (“OTCBB”). Upon the consummation of the Merger and the final approval by FINRA, the Company Common Stock will no longer be traded on the OTCBB, and price quotations with respect to the Company Common Stock in the public market will no longer be available.

First Bank, as the successor-in-interest to the Company, intends to file with the Securities and Exchange Commission (the “SEC”) a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to request the termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as possible.

Item 3.03	Material Modification to the Rights of Security Holders

As a result of the Merger, each holder of the Company Common Stock ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

Upon completion of the Merger, the Company merged with and into Merger Sub, with Merger Sub as the surviving corporation.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger, the Company’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the Effective Time, the Certificate of Incorporation and the Bylaws of the Company ceased to be in effect by operation of law and the organizational documents of Merger Sub became the Certificate of Incorporation and Bylaws of the surviving corporation in accordance with the terms of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Reorganization, dated as of October 18, 2017, by and among Delanco Bancorp, Inc. and First Bank (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 24, 2017)

2.2

Amendment No. 1 to Agreement and Plan of Reorganization, dated as of March 12, 2018, by and among Delanco Bancorp, Inc. and First Bank (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 12, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Bank As successor-in-interest to Delanco Bancorp., Inc.

Date: May 3, 2018	By:	/s/ Patrick L. Ryan
President and Chief Executive Officer

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